                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 10, 2002
                        (Date of earliest event reported)


                                 Prandium, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)



          Delaware                  33-14051                 33-0197361
          --------                  --------                 ----------
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                         Identification No.)

                18831 Von Karman Avenue, Irvine, California 92612
               ---------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (949) 757-7900
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                   ------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 10, 2002, the Registrant, FRI-MRD Corporation, Chi-Chi's, Inc. and certain other subsidiaries of the Registrant (collectively, the "Registrant Entities") entered into a letter agreement (attached hereto as Exhibit 99.1 and incorporated herein by reference) with Foothill Capital Corporation ("Foothill") whereby the Registrant Entities acknowledged that certain specified events of default had occurred under the Amended and Restated Loan and Security Agreement by and among Foothill and the Registrant Entities (together with certain related documents, the "Foothill Credit Facility") and acknowledged that as a result of such events of default, Foothill has no further obligation to make advances or otherwise extend credit under the Foothill Credit Facility. However, Foothill did agree to extend for one year all letters of credit under the Foothill Credit Facility which expire during the period of forbearance described below. Foothill also agreed that, subject to certain conditions including the reaffirmation and consent by the Registrant Entities of their obligations under the Foothill Credit Facility, it would forbear from exercising its remedies relative to the events of default specified in the letter agreement until the earliest to occur of: (i) March 31, 2002 (or such later date as Foothill may designate in writing in its sole discretion); and (ii) the occurrence of any Event of Default under the Foothill Credit Facility (other than those defaults set forth in, and certain future defaults contemplated by, the letter agreement). The Registrant Entities also (A) released Foothill from any claims they may have arising under the Foothill Credit Facility, (B) agreed not to seek authority from any bankruptcy court to obtain the use of any cash Foothill holds as cash collateral and additional security for letters of credit outstanding under the Foothill Credit Facility, and (C) covenanted that the Registrant and FRI-MRD Corporation would each commence a pre-negotiated or prepackaged proceeding under chapter 11 of the United States Bankruptcy Code on or before March 1, 2002. The Foothill Credit Facility was amended to extend its maturity date from January 10, 2002 to March 31, 2002, and to increase the amount of a substitute letter of credit, which the Registrant Entities must deliver to Foothill upon the Foothill Credit Facility's termination, from 105% to 107% of the outstanding letters of credit if Foothill is not released from all such letters of credit. Foothill currently holds approximately $10.2 million as cash collateral for the outstanding letters of credit.

     The Registrant is currently negotiating with its creditors to reach agreement on an acceptable capital restructuring of the Registrant and its subsidiaries. These negotiations contemplate that an acceptable capital restructuring will include the filing of a voluntary prearranged or prepackaged chapter 11 reorganization plan under the United States Bankruptcy Code. There can be no assurances that the Registrant will be able to successfully reach an agreement with its creditors with respect to an acceptable capital restructuring or file any voluntary prearranged or prepackaged chapter 11 reorganization plan. Under such circumstances, there is substantial doubt about the Registrant's ability to continue as a going concern.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits
         --------

Exhibit  Description
-------  -----------

99.1 Letter Agreement effective as of January 10, 2002 by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi's, Inc., certain of their subsidiaries and Foothill Capital Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

         Dated: January 16, 2002

                                            PRANDIUM, INC.



                                            By: /s/ Robert T. Trebing, Jr.
                                                --------------------------------
                                            Name:  Robert T. Trebing, Jr.
                                            Title: Executive Vice President an
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit                            Description
-------                            -----------

99.1 Letter Agreement effective as of January 10, 2002 by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi's, Inc., certain of their subsidiaries and Foothill Capital Corporation.